Exhibit 99.2

Blue Gem Enterprise, Inc.
Pro Forma Consolidated Financial Statements

	(1)	(2)
	Blue Gem	Title Beverage		Pro Forma	Pro Forma
	Enterprise, Inc.	Distribution, Inc.		Adjustments	Consolidated
Cash and equivalents	-	220,000			220,000
Accounts receivable, net	71,106	63,257			134,363
Inventory	190,000	30,410			220,410
Other current assets	-	51,200			51,200
Property and equipment	-	20,122			20,122
Other assets	-	17,200			17,200
Goodwill and other intangibles	-	-	(a)	3,000,000	2,293,028
			(b)	(706,972)

TOTAL ASSETS	261,106	402,189		2,293,028	2,956,323

Accounts payable and accrued liabilities	123,617	101,106			224,723
Due from affiliates	35,811	1,008,055	(c)	(842,348)	201,518

TOTAL LIABILITIES	159,428	1,109,161		(842,348)	426,241

Common Stock	121,912	150	(a)	20,000	141,912
			(b)	(150)
Preferred stock	-	-	(a)	1,000	1,000
Additional paid-in capital	1,052,588	-	(a)	1,565,056	2,617,644
Accumulated deficit	(230,474)	(707,122)	(b)	707,122	(230,474)
Contra equity, due from affiliate	(842,348)	-	(c)	842,348	-

TOTAL STOCKHOLDERS' EQUITY	101,678	(706,972)		3,135,376	2,530,082

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	261,106	402,189		2,293,028	2,956,323

SALES	133,015	169,032			302,047

COSTS OF GOOD SOLD	132,260	134,960			267,220
GROSS PROFIT	755	34,072		-	34,827

OPERATING EXPENSES	176,047	266,178		-	442,225

NET LOSS	(175,292)	(232,106)	(b)	232,106	(175,292)

BEGINNING ACCUMULATED DEFICIT	(55,182)	(475,016)	(b)	475,016	(55,182)

ENDING ACCUMULATED DEFICIT	(230,474)	(707,122)	(b)	232,106	(230,474)

BASIC LOSS PER SHARE	(0.00)	(0.00)			(0.00)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	111,168,112	100,000,000

(a)	Issuance of 20,000,000 common shares at a value of $0.03 per share and
	1,000 preferred shares at a value of $2,400 per share

(b)	Elimination of share capital and retained earnings of Title Beverage Distribution, Inc.

(c)	Elimination of intercompany loan balances

(1)	As of and for the year ended May 31, 2010

(2)	As of and for the three-month period ended July 31, 2010